Exhibit 99.1

News Release

BOARDWALK ANNOUNCES THIRD QUARTER 2017 RESULTS
AND QUARTERLY DISTRIBUTION OF $0.10 PER UNIT
HOUSTON, October 30, 2017 -- Boardwalk Pipeline Partners, LP, (NYSE:BWP) announced today that it has declared a quarterly cash distribution per common unit of $0.10 ($0.40 annualized) payable on November 16, 2017, to unitholders of record as of November 9, 2017.
The Partnership also announced its results for the third quarter ended September 30, 2017, which included the following items:

•
Operating revenues of $300.5 million for the quarter and $985.1 million for the nine months ended September 30, 2017, a 1% decrease and a 3% increase from $303.3 million and $954.6 million in the comparable 2016 periods. Excluding items offset in fuel and transportation expense and the nine month effect of a 2016 legal settlement, operating revenues were $291.5 million for the quarter and $942.4 million for the nine months ended September 30, 2017, a 3% and 6% increase from $284.2 million and $890.9 million in the comparable 2016 periods;

•
Net income of $69.8 million for the quarter and $212.8 million for the nine months ended September 30, 2017, a 48% increase and a 1% decrease from $47.3 million and $214.0 million in the comparable 2016 periods. During the second quarter of 2017, the Partnership sold its Flag City Processing Partners, LLC subsidiary, which owns the Flag City processing plant, and related assets, to a third party for $63.6 million, including customary adjustments. The Partnership recorded $47.1 million of losses and impairment charges related to the sale. Excluding the impact of the Flag City sale, Net income would have been $259.9 million for the nine months ended September 30, 2017;

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) of $191.7 million for the quarter and $585.9 million for the nine months ended September 30, 2017, a 9% increase and a 1% decrease from $176.2 million and $589.2 million in the comparable 2016 periods. Excluding the impact of the Flag City sale, EBITDA would have been $633.0 million for the nine months ended September 30, 2017; and

•
Distributable cash flow of $112.0 million for the quarter and $489.9 million for the nine months ended September 30, 2017, a 24% and 29% increase from $90.0 million and $379.0 million in the comparable 2016 periods. Excluding the impact of the Flag City sale, distributable cash flow would have been $426.3 million for the nine months ended September 30, 2017.

Compared with the third quarter of 2016, the Partnership’s third quarter of 2017 results were favorably impacted by revenues from recently completed growth projects, partly offset by decreases in storage and parking and lending revenues, and lower operating expenses driven by lower employee-related costs.

For the nine-month period, the Partnership's results were impacted by the items discussed above and the sale of the Flag City processing plant and related assets.
Capital Program
Growth capital expenditures were $416.7 million and maintenance capital expenditures were $79.3 million for the nine months ended September 30, 2017.

Exhibit 99.1

Conference Call
The Partnership has scheduled a conference call for October 30, 2017, at 9:30 a.m. Eastern Time to review the quarterly results, current market conditions and distribution amount. The earnings webcast may be accessed via the Boardwalk website at www.bwpmlp.com. Please access the website at least 10 minutes before the event begins to register and download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (855) 793-3255 for callers in the U.S. or (631) 485-4925 for callers outside the U.S. The Conference ID to access the call is 95897043.
Replay
An online replay will be available on the Boardwalk website immediately following the call.

Exhibit 99.1

Non-GAAP Financial Measures - EBITDA and Distributable Cash Flow
The Partnership uses non-GAAP measures to evaluate its business and performance, including EBITDA and distributable cash flow. EBITDA is used as a supplemental financial measure by management and by external users of the Partnership's financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess the Partnership's operating and financial performance, ability to generate cash and return on invested capital as compared to those of other companies in the midstream portion of the natural gas and natural gas liquids industry. Distributable cash flow is used as a supplemental financial measure by management and by external users of the Partnership's financial statements as an approximation of net operating revenues generated by the Partnership, that when realized in cash, will be available to be distributed to its unitholders and general partner.

EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). EBITDA and distributable cash flow are not necessarily comparable to similarly titled measures of another company.
Tax Notification
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100% of Boardwalk’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Boardwalk’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.
About Boardwalk
Boardwalk Pipeline Partners, LP (NYSE: BWP) is a midstream master limited partnership that primarily transports and stores natural gas and liquids for its customers. Additional information about the Partnership can be found on its website at www.bwpmlp.com.

Exhibit 99.1

BOARDWALK PIPELINE PARTNERS, LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per unit amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Operating Revenues:
Transportation	$272.9	$259.6	$870.2	$835.3
Parking and lending	4.3	4.9	17.6	13.4
Storage	18.9	23.4	62.2	68.0
Other	4.4	15.4	35.1	37.9
Total operating revenues	300.5	303.3	985.1	954.6
Operating Costs and Expenses:
Fuel and transportation	9.0	19.1	42.7	51.0
Operation and maintenance	49.0	52.1	141.0	143.8
Administrative and general	26.3	34.4	95.1	104.6
Depreciation and amortization	80.6	80.6	241.4	238.7
(Gain) loss on sale of assets and impairments	—	(0.1)	47.1	(0.1)
Taxes other than income taxes	24.8	23.5	75.0	72.0
Total operating costs and expenses	189.7	209.6	642.3	610.0
Operating income	110.8	93.7	342.8	344.6
Other Deductions (Income):
Interest expense	41.0	48.4	131.1	136.4
Interest income	—	(0.1)	(0.3)	(0.3)
Miscellaneous other income, net	(0.3)	(1.9)	(1.7)	(5.9)
Total other deductions	40.7	46.4	129.1	130.2
Income before income taxes	70.1	47.3	213.7	214.4
Income taxes	0.3	—	0.9	0.4
Net income	$69.8	$47.3	$212.8	$214.0
Net Income per Unit:
Net income per common unit	$0.27	$0.19	$0.83	$0.84
Weighted-average number of common units outstanding	250.3	250.3	250.3	250.3
Cash distribution declared and paid to common units per common unit	$0.10	$0.10	$0.30	$0.30

Exhibit 99.1

The following table presents a reconciliation of the Partnership's EBITDA and distributable cash flow to its net income, the most directly comparable GAAP financial measure, for each of the periods presented (in millions):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (3)	$69.8	$47.3	$212.8	$214.0
Income taxes	0.3	—	0.9	0.4
Depreciation and amortization	80.6	80.6	241.4	238.7
Interest expense	41.0	48.4	131.1	136.4
Interest income	—	(0.1)	(0.3)	(0.3)
EBITDA (3)	191.7	176.2	585.9	589.2
Less:
Cash paid for interest, net of capitalized interest (1)	43.4	43.6	125.8	122.3
Maintenance capital expenditures	34.9	40.7	79.3	82.1
Add:
Proceeds from sale of operating assets	(1.1)	0.1	63.7	0.2
(Gain) loss on sale of assets and impairments	—	(0.1)	47.1	(0.1)
Other(2)	(0.3)	(1.9)	(1.7)	(5.9)
Distributable Cash Flow(3)	$112.0	$90.0	$489.9	$379.0

(1)	The nine months ended September 30, 2017, includes $1.5 million of payments related to the settlement of interest rate derivatives.

(2)	Includes other non-cash items, such as the equity component of allowance for funds used during construction.

(3)	Net income, EBITDA and Distributable Cash Flow were impacted by the sale of the Flag City processing plant and related assets as follows:

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	Net Income	EBITDA	Distributable Cash Flow	Net Income	EBITDA	Distributable Cash Flow
Per above:	$69.8	$191.7	$112.0	$212.8	$585.9	$489.9
Items impacting comparability related to the sale of the Flag City processing plant and related assets:
Loss on sale of assets and impairments	—	—	—	47.1	47.1	—
Proceeds from the sale of the Flag City processing plant and related assets (4)	—	—	1.1	—	—	(63.6)
Adjusted:	$69.8	$191.7	$113.1	$259.9	$633.0	$426.3

(4) For the three months ended September 30, 2017, a payment was made related to settlement of working capital.

Exhibit 99.1

BOARDWALK PIPELINE PARTNERS, LP

NET INCOME PER UNIT RECONCILIATION
(Unaudited)

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the three months ended September 30, 2017, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$69.8
Declared distribution	25.5	$25.0	$0.5
Assumed allocation of undistributed net loss	44.3	43.4	0.9
Assumed allocation of net income attributable to limited partner unitholders and general partner	$69.8	$68.4	$1.4
Weighted-average units outstanding		250.3
Net income per unit		$0.27

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the three months ended September 30, 2016, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$47.3
Declared distribution	25.5	$25.0	$0.5
Assumed allocation of undistributed net income	21.8	21.4	0.4
Assumed allocation of net income attributable to limited partner unitholders and general partner	$47.3	$46.4	$0.9
Weighted-average units outstanding		250.3
Net income per unit		$0.19

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the nine months ended September 30, 2017, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$212.8
Declared distribution	76.6	$75.1	$1.5
Assumed allocation of undistributed net income	136.2	133.5	2.7
Assumed allocation of net income attributable to limited partner unitholders and general partner	$212.8	$208.6	$4.2
Weighted-average units outstanding		250.3
Net income per unit		$0.83

Exhibit 99.1

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the nine months ended September 30, 2016, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$214.0
Declared distribution	76.6	$75.1	$1.5
Assumed allocation of undistributed net income	137.4	134.7	2.7
Assumed allocation of net income attributable to limited partner unitholders and general partner	$214.0	$209.8	$4.2
Weighted-average units outstanding		250.3
Net income per unit		$0.84

SOURCE:    Boardwalk Pipeline Partners, LP

INVESTOR CONTACTS:
Molly Ladd Whitaker, 866-913-2122
Director of Investor Relations and Corporate Communications
ir@bwpmlp.com
or
Jamie Buskill, 713-479-8082
Senior VP, Chief Financial and Administrative Officer and Treasurer